Form N-SAR
Semi-Annual Report for Registered Investment Companies

Registrant's Name:
Federated Equity Income Fund, Inc.

Date of Filing to which
Form SE Relates:
Semi-Annual
5/31/05

Type of Filing:

Form N-SAR

Paralegal's Name:
Heidi Loeffert
Paralegal's Extension No.:
4827

PORTFOLIO/SERIES NAMES
1

2

3

4

5

6

7

8

9

10




FORM SE Notification Form
N-SAR Exhibit Index
(Exhibits to be attached will
appear in bold-face type)

77.A.
Are there any exhibits?
Yes:
x
No:

77.B.
Accountant's Report on Internal Control
 [Annual N-SARs only]
77.C.
Matters Submitted to a Vote of Securities Holders
77.D.
Policies with Respect to Security Investments
77.E.
Legal Proceedings
77.F.
Changes in Security for Debt
77.G.
Defaults and Arrears on Senior Securities
77.H.
Changes in Control of Registrant
77.I.
Terms of New or Amended Securities
77.J.
Revaluation of Assets or Restatement
of Capital Share Account
77.K.
Changes in Registrant's Certifying Accountant
77.L.
Changes in Accounting and Principles and Practices
77.M.
Mergers
77.N.
Actions Required to be Reported Pursuant to Rule 2a-7
77.O.
Transactions effected Pursuant to Rule 10f-3
77.P.
Information Required to be Filed Pursuant to Existing Exemptive Orders
[Arthur Anderson Report on Multiple Classes of Shares -- Annual N-SAR Only]
77.Q.
Exhibits





Item 77 -- Form N-SAR


PORTFOLIO/SERIES
NAME:



PORTFOLIO/SERIES
NUMBER:



REGISTRANT'S NAME:
Federated Equity Income Fund, Inc.






Y or N
77.A.
Is the Registrant filing any of the
following attachments with the current filing
of Form N-SAR?    (Answer for all Series as a group)
Y

NOTE:  If answer is "Y," mark those
items below being filed as an attachment to this form or incorporated by reference.



Filed as an
Attachment?
(Y or N)
B.
Accountant's Report on Internal Control
 [Annual N-SAR ONLY]
N
C.
Matters Submitted to a Vote of Securities Holders
N
D.
Policies with Respect to Security
 Investments
N
E.
Legal Proceedings
		Y
F.
Changes in Security for Debt
N
G.
Defaults and Arrears on Senior Securities
N
H.
Changes in Control of Registrant
N
I.
Terms of New or Amended Securities
N
J.
Revaluation of Assets or Restatement of Capital Share Account
N
K.
Changes in Registrant's Certifying Accountant
N
L.
Changes in Accounting Principles and Practices
N
M.
Mergers
N
N.
Actions Required to be Reported Pursuant to Rule 2a-7
N
O.
Transactions effected Pursuant to Rule 10f-3
N
P.
Information Required to be Filed Pursuant to Existing Exemptive Orders
N
Q.1)
Exhibits
N
Q.2)
Any information called for by instructions to sub-item 77Q2
N
Q.3)
Any information called for by instructions to sub-item 77Q3
N




SUB-ITEM 77E:  LEGAL PROCEEDINGS
Like many other mutual fund companies,
 in September 2003, Federated Investors,
 Inc., the parent
company of the Federated funds' advisers and distributor (collectively, "Federated"), received detailed
requests for information on shareholder
trading activities in the Federated funds
("Funds") from the
Securities and Exchange Commission,
the New York State Attorney General, and the National
Association of Securities Dealers.
Since that time, Federated has received additional inquiries from regulatory authorities on these and related matters, and more such inquiries may be received in the future.
As a result of these inquiries, Federated and the Funds have conducted an internal investigation of the matters raised, which revealed instances in which a few investors were granted exceptions to Federated's
internal procedures for limiting frequent
 transactions and that one of these
investors made an additional
investment in another Federated fund.
 The investigation has also identified
inadequate procedures which
permitted a limited number of investors
(including several employees) to engage
 in undetected frequent
trading activities and/or the placement
 and acceptance of orders to purchase shares of fluctuating net asset value funds after the funds' closing times.
  Federated has issued a series of press
releases describing these
matters in greater detail and emphasizing that it is committed to compensating the
 Funds for any
detrimental impact these transactions may have had on them. In that regard, on February 3, 2004,
Federated and the independent directors of the Funds announced the establishment by Federated of a restoration fund that is intended to cover any such detrimental impact. The press releases and related communications are available in the
About Us" section of Federated's website www.federatedinvestors.com, and any future press releases on this subject will
also be posted there.
Shortly after Federated's first public
 announcement concerning the foregoing matters, and notwithstanding Federated's commitment to taking remedial actions, Federated and various
Funds were named as defendants in several
 class action lawsuits now pending in the United
States District Court for the District
 of Maryland seeking damages of unspecified amounts.
The lawsuits were purportedly filed on
 behalf of people who purchased, owned and/or redeemed shares of Federated-sponsored mutual funds during specified periods
beginning
November 1, 1998.  The suits are generally
 similar in alleging that Federated engaged in illegal and improper trading practices including market timing and late trading in concert with certain institutional traders, which allegedly caused financial injury to the mutual fund shareholders.
Federated and various Funds have also been
 named as defendants in several additional lawsuits,

the majority of which are now pending in the United States District Court for the Western
District of Pennsylvania, alleging, among
 other things, excessive advisory and rule 12b-1 fees, and seeking damages of unspecified amounts.
The board of the Funds has retained the law firm of Dickstein, Shapiro Morin & Oshinsky
LLP to represent the Funds in these lawsuits.
 Federated and the Funds, and their respective counsel, are reviewing the allegations and will respond appropriately. Additional lawsuits based upon similar allegations may be filed in the future. The potential impact of these recent lawsuits and future potential similar suits is uncertain. Although we do not believe that these lawsuits will have a material adverse effect on the Funds, there can be no assurance that these suits, the ongoing adverse publicity and/or other developments resulting from the regulatory investigations will not result in increased
Fund redemptions, reduced sales of Fund shares, or other adverse consequences for the Funds.